EXHIBIT 23.1





                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in previously filed Registration Statements on Form S-3 (File Nos. 333-1315, 33-75160, 333-41509, 333-46773, and
333-57824) and Form S-8 (File No. 33-66982) of Aura Systems, Inc. and subsidiaries of our report, dated July 8, 2003, which contains an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-K of Aura Systems, Inc. and subsidiaries for the year ended February 28, 2003.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 31, 2003